                                                                  EXHIBIT 99.1


FOR IMMEDIATE RELEASE

Company Contact:

A. Mark Young

Chief Financial Officer
E Com Ventures, Inc.
305-889-1520


              E COM VENTURES INC. REPORTS FISCAL YEAR 2002 RESULTS



MIAMI - April 25, 2003. E Com Ventures, Inc., (NASDAQ: ECMV) announced today its results of operations for fiscal year 2002.


Net sales for fiscal 2002 were $201.5 million, a 4.2% increase over the $193.4 million reported for the prior year. Retail sales for fiscal 2002 were $199.4 million, an 8.3% increase over the $184.1 million recorded in the prior year, despite the overall weakness in the retail industry. Average sales per store increased from approximately $745,000 in fiscal 2001 to $824,000 in fiscal 2002 and stores exceeding the million dollar sales threshold increased to 65 for 2002 from 45 in 2001. Wholesale sales for fiscal 2002 were $2.1 million, a decrease from $9.2 million in the prior year in accordance with management's decision to concentrate on higher margin retail sales.



EBITDA, defined as income (loss) from operations excluding interest, depreciation and amortization, was $5.8 million for fiscal 2002 compared to $6.5 million for the prior year. The decrease was due to a $2 million provision for impairment of an affiliate's receivable related to a licensing agreement of our Internet division. The licensing agreement has been terminated. Loss from operations was reduced to $232,000 in fiscal 2002 compared to $290,000 for the prior year.


Net loss was $2.8 million in fiscal 2002 compared to a net loss of $3.2 million for the prior year. The reduction in net loss was partially a result of $1.3 million reduction in interest costs compared to the prior year, offset by $711,000 realized loss on an investment in an affiliate. Excluding non-cash charges related to the provision for the affiliate's receivable and the write-down of the same affiliate's securities to market value, the loss for fiscal 2002 would have been $153,000.



Ilia Lekach, Chairman and Chief Executive Officer said, "Our concentration on retail operations resulted in increasing retail sales in a difficult economy while improving our gross margins by over $4.3 million. Interest expense was reduced by over $1.3 million. Excluding the impact of our receivable provision and loss on investment in an affiliate, our net loss would have been reduced to about $150,000. Last year was a difficult year for retailers in general; nevertheless, we did improve our core operations, which we trust has better prepared us for the political and economic problems faced by our industry."


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                      E COM VENTURES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                    FOR THE FISCAL YEARS ENDED
                                                                   -------------------------------------------------------------
                                                                     FEBRUARY 1, 2003     FEBRUARY 2, 2002    FEBRUARY 3, 2001
                                                                   ------------------   ------------------   -------------------
Net sales                                                          $     201,513,897    $     193,351,611    $      206,569,581
Cost of goods sold                                                       116,919,385          113,116,861           123,135,117
                                                                   ------------------   ------------------   -------------------
Gross profit                                                              84,594,512           80,234,750            83,434,464
                                                                   ------------------   ------------------   -------------------

Operating expenses:
  Selling, general and administrative expenses                            76,177,549           72,972,938            79,938,537
  Provision for impairment of receivable
      from an affiliate                                                    1,961,355                    -                     -
  Provision (recovery) for impairment of
      assets and store closings                                              663,391              727,001              (505,587)
  Depreciation and amortization                                            6,024,400            6,824,861             5,818,964
                                                                   ------------------   ------------------   -------------------
    Total operating expenses                                              84,826,695           80,524,800            85,251,914
                                                                   ------------------   ------------------   -------------------

Loss from operations                                                        (232,183)            (290,050)           (1,817,450)
                                                                   ------------------   ------------------   -------------------

Other income (expense):
  Interest expense:
    Affiliates                                                               (43,049)            (102,269)             (308,545)
    Other                                                                 (2,029,290)          (3,293,929)           (8,230,910)
                                                                   ------------------   ------------------   -------------------
                                                                          (2,072,339)          (3,396,198)           (8,539,455)
                                                                   ------------------   ------------------   -------------------
  Interest income:
    Affiliates                                                               173,526              272,944               287,649
    Other                                                                     16,176               28,065                73,240
                                                                   ------------------   ------------------   -------------------
                                                                             189,702              301,009               360,889
                                                                   ------------------   ------------------   -------------------

  Share of loss of partially-owned affiliate                                       -                    -            (1,388,248)
  Gain on sale of affiliate's common stock                                         -                    -             9,998,454
  Realized loss on investments                                              (710,880)                   -            (4,819,441)
  Miscellaneous income (expense), net                                              -              (17,716)               84,960
                                                                   ------------------   ------------------   -------------------
    Total other income (expense)                                            (710,880)             (17,716)           (4,302,841)
                                                                   ------------------   ------------------   -------------------

Loss before income taxes                                                  (2,825,700)          (3,402,955)           (6,120,291)
Benefit for income taxes                                                           -              211,298                     -
                                                                   ------------------   ------------------   -------------------
    Net loss                                                       $      (2,825,700)   $      (3,191,657)   $       (6,120,291)
                                                                   ==================   ==================   ===================

Basic loss per common share                                        $           (1.12)   $           (1.32)   $            (2.59)
                                                                   ==================   ==================   ===================
Diluted loss per common share                                      $           (1.12)   $           (1.32)   $            (2.59)
                                                                   ==================   ==================   ===================

Weighted average number of shares outstanding:
  Basic                                                                    2,528,326            2,420,467             2,360,456
                                                                   ==================   ==================   ===================
  Diluted                                                                  2,528,326            2,420,467             2,360,456
                                                                   ==================   ==================   ===================



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

                                                 FOR THE FISCAL YEARS ENDED
                                  --------------------------------------------------------
                                   February 1, 2003     February 2, 2002  February 3, 2001
                                  --------------------------------------------------------

EBITDA RECONCILLIATION (a):
----------------------------

Loss from operations                    (232,183)            (290,050)       (1,817,450)

Depreciation and amortization          6,024,400            6,824,861         5,818,964
                                  -------------------  ------------------ ----------------

EBITDA                                 5,792,217            6,534,811         4,001,514
                                  ===================  ================== ================




(a) In order to fully assess the Company's financial operating results, management believes that EBITDA is an appropriate measure of evaluating the operating and liquidity performance of the Company, because it reflects the resources available for strategic opportunities including, among others, to invest in the business and strengthen the balance sheet. However, these measures should be considered in addition to, not as a substitute, or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with generally accepted accounting principles.


E Com Ventures, Inc., is a holding company that owns and operates Perfumania retail stores, the Internet site, perfumania.com, and a wholesale fragrance business. Perfumania is the largest perfumery chain in the United States.

This press release may include information presented which contains forward-looking information, including statements regarding the strategic direction of the company. These comments constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the information discussed in these forward-looking statements. Among the factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements are general economic conditions, competition, potential technology changes, changes in or the lack of anticipated changes in the regulatory environment in various countries, the ability to secure partnership or joint-venture relationships with other entities, the ability to raise additional capital to finance expansion, and the risks inherent in new product and service introductions and the entry into new geographic markets.



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